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                                                                  EXHIBIT (3)(a)
                        PRINCIPAL UNDERWRITING AGREEMENT
                                       FOR
                               VARIABLE ANNUITIES



AGREEMENT made and effective as of this first day of May, 1997 by and between THE OHIO NATIONAL LIFE INSURANCE COMPANY ("Ohio National Life") and OHIO NATIONAL EQUITIES, INC. ("ONE, Inc."), both Ohio corporations.

It is hereby mutually agreed as follows:

1. Ohio National Life hereby appoints ONE, Inc. as the exclusive principal underwriter of those variable annuity contracts (the "contracts") issued by Ohio National Life that have been registered as securities under the Securities Act of 1933 (as amended) and with assets held in those of Ohio National Life's separate accounts that have been registered under the Investment Company Act of 1940 (as amended).

2. ONE, Inc. shall at all times during the term of this agreement be registered as a broker-dealer under the Securities Exchange Act of 1934 (as amended) and shall be a member of the National Association of Securities Dealers, Inc. ("NASD"). ONE, Inc. agrees to comply with the Conduct Rules of the NASD.

3. ONE, Inc. agrees to enter into distribution agreements with other broker-dealers (the "distributors") which shall promise to use their best efforts to offer, sell and distribute the contracts through their respective registered representatives. The distributors shall be members of the NASD and the registered representatives offering the contracts shall be life insurance agents of Ohio National Life who have obtained all necessary licenses from any state in which a registered representative shall offer the contracts. The distribution agreements shall provide that each of the distributors shall maintain full responsibility for the training, supervision and control of its registered representatives and that each of the distributors shall be responsible for assuring that all sales of the contracts made by its registered representatives are suitable for the purchaser based on relevant financial information furnished by the purchaser to the distributor or its registered representative.

The distribution agreements shall not permit the distributors or any registered representative thereof to make any representations concerning the contracts other than those contained in the then-current prospectus or statement of additional information therefor or in supplemental literature approved by Ohio National Life. All variable annuity purchase payments shall be promptly forwarded by the distributor to Ohio National Life except to the extent that Ohio National Life might agree in writing to permit a distributor to forward purchase payments net of dealer concessions which latter amounts would then be subtracted from the compensation to ONE, Inc. under section 8, below.
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4. ONE, Inc. shall reimburse Ohio National Life for the reasonable costs of printing reasonable quantities of prospectuses and supplemental sales literature with respect to the contracts.

5. Ohio National Life agrees to indemnify and hold harmless ONE, Inc., its directors, officers and affiliated persons against any losses, claims, damages, liabilities and expenses (including the cost of any legal fees incurred in connection therewith) which ONE, Inc., its directors, officers or affiliated persons may incur under any statute or regulation of the United States or any state, district or territory thereof, or at common law or otherwise, arising out of or based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement for the contracts or any supplemental literature authorized by Ohio National Life for use in connection therewith, or (b) any omission or alleged omission to state a material fact required to be stated in a registration statement or supplemental literature necessary to make the statements therein not misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission (or alleged untrue statement or omission) made in reliance upon and in conformity with information furnished to Ohio National Life by ONE, Inc. for use in a registration statement or supplemental literature, the indemnification does not apply. In no case shall Ohio National Life indemnify ONE, Inc. or any of its directors, officers or affiliated persons as to any amounts incurred for any liability arising out of or based upon any action for which ONE, Inc., its directors, officers or affiliated persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of the reckless disregard of its or their obligations and duties under this agreement.

6. ONE, Inc. agrees to indemnify and hold harmless Ohio National Life, its directors, officers and employees against any losses, claims, damages, liabilities and expenses (including the cost of any legal fees incurred in connection therewith) which Ohio National Life, its directors, officers or employees may incur under any statute or regulation of the United States or any state, district or territory thereof, or at common law or otherwise arising out of the acquisition of the contracts by any person which (a) may be based upon any wrongful act by ONE, Inc. or any of its directors, officers or affiliated persons, or (b) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or supplemental literature, or any omission or alleged omission to state a material fact required to be stated therein as necessary to make the facts therein not misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission (or alleged untrue statement or omission) made in reliance upon information furnished or confirmed in writing by Ohio National Life to ONE, Inc., the indemnification does not apply.

7. Ohio National Life agrees to take all actions and do all things necessary to secure and maintain the registrations and approvals of the contracts and investment companies in connection therewith by all federal and state regulatory bodies having jurisdiction.


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8. Ohio National Life shall, at least quarterly, pay to ONE, Inc. as consideration hereunder amounts computed in accordance with the Compensation Schedule appended hereto and made a part of this agreement. Any future amendments or additions to the Compensation Schedule shall not otherwise affect the remaining terms of this agreement.

9. All books and records required by any regulator to be maintained by ONE, Inc. shall remain the property of ONE, Inc. and shall be subject to inspection by any regulator having jurisdiction or by the NASD.

10. Upon completion of any transaction for which a confirmation is required, Ohio National Life shall, as agent for ONE, Inc. for this purpose, send to the purchaser or contract owner a written confirmation reflecting the facts of the transaction.

11. This agreement shall be construed in accordance with the laws of Ohio. All transactions under this agreement shall, to the extent permitted by applicable law, be considered to have been made at the office of both parties hereto in Montgomery, Ohio.

12. This agreement may be terminated by either party on 60 days' written notice to the other party or sooner if mutually agreed by both parties.

IN WITNESS WHEREOF, Ohio National Life and ONE, Inc. have caused this agreement to be executed at Montgomery, Ohio on the day and year first above written.


                        THE OHIO NATIONAL LIFE INSURANCE COMPANY



                        By: s/David B. O'Maley
                            -------------------------------------
                              David B. O'Maley, Chairman, President and
                              Chief Executive Officer


                          OHIO NATIONAL EQUITIES, INC.



                        By: s/John J. Palmer
                            -------------------------------------
                              John J. Palmer
                              President and Chief Executive Officer


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                              COMPENSATION SCHEDULE
                                       TO
                        PRINCIPAL UNDERWRITING AGREEMENT
                                       FOR
                               VARIABLE ANNUITIES


The Ohio National Life Insurance Company hereby agrees to pay Ohio National Equities, Inc. for the sale of variable annuities at the following rates:

      Product                                        Rates
      -------                                        -----
      1.  TOP Tradition for all ages                 6.75% of first year
           TOP Spectrum for issue ages 0 - 75*        purchase payments;
           Investar Vision for issue ages 0 - 70*    5.50% of purchase
                                                      payments after the
                                                      first contract year.

      2.  TOP Plus for all ages                      5.25% of all purchase
                                                      payments.

      3.  TOP Explorer for issue ages 0 - 75*        6.45% of first year
                                                      purchase payments;
                                                     5.20% of purchase
                                                      payments after the
                                                      first contract year.

* For issue ages in excess of these, the rates are one-half those indicated.

Agreed to and accepted as of May 1, 1997.


THE OHIO NATIONAL LIFE INSURANCE COMPANY


By:  s/David B. O'Maley
     -----------------------------------------------
      David B. O'Maley, Chairman, President and
      Chief Executive Officer


OHIO NATIONAL EQUITIES, INC.


By: s/John J. Palmer
     -----------------------------------------------
      John J. Palmer, President and
      Chief Executive Officer


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